UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2021 (July 30, 2021)

FREIGHTCAR AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 South Wacker Drive, Suite 1500
Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAIL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 3 to Term Loan Credit Agreement

On July 30, 2021, FreightCar North America, LLC (“Borrower” and together with FreightCar America, Inc. (the “Company”) and certain other subsidiary guarantors, collectively, the “Loan Parties”) entered into an Amendment No. 3 to Credit Agreement (the “Amendment” and together with the Credit Agreement, the “Term Loan Credit Agreement”) with CO Finance LVS VI LLC, as lender and letter of credit provider (the “Lender”), an affiliate of a corporate credit fund, and U.S. Bank National Association, as disbursing agent and collateral agent (the “Agent”), pursuant to which, among other things, Lender obtained a standby letter of credit (as may be amended from time to time, the “Third Amendment Letter of Credit”) from Wells Fargo Bank, N.A., in the principal amount of $25.0 million for the account of the Company and for the benefit of Siena Lending Group LLC (the “Revolving Loan Lender”).

The foregoing description of Amendment No. 3 to Credit Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 3 to Credit Agreement to be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2021.

Reimbursement Agreement

Pursuant to the Amendment, on July 30, 2021, the Company, the Lender, Alter Domus (US) LLC, as calculation agent, and the Agent entered into a reimbursement agreement (the “Reimbursement Agreement”), pursuant to which, among other things, the Company agreed to reimburse the Agent, for the account of the Lender, in the event of any drawings under the Third Amendment Letter of Credit by the Revolving Loan Lender.

In addition, pursuant to the Reimbursement Agreement, the Company shall make certain other payments as set forth below, so long as the Third Amendment Letter of Credit remains outstanding:

Letter of Credit Fee

The Company shall pay to Agent, for the account of Lender, an annual fee of $500,000, which shall be due and payable quarterly beginning on August 2, 2021, and every three months thereafter.

Equity Fee

Every three months (the “Measurement Period”), commencing on August 6, 2021, the Company shall pay to the Lender (or, so long as Lender is the sole provider of the Third Amendment Letter of Credit, to OC III LVS XII LP, if Lender has timely notified the Company in writing of such designation) a fee (the “Equity Fee”) payable in shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). The Equity Fee shall be calculated by dividing $1.0 million by the volume weighted average price of the Company’s Common Stock on the Nasdaq Capital Market for the ten (10) trading days ending on the last business day of the applicable Measurement Period. The Company can opt to pay the Equity Fee in cash, in the amount of $1,000,000, if, and only if, (x) the Company has already issued as Equity Fees a number of shares of its Common Stock equal to (I) 5.0% multiplied by (II) the total number of shares of Common Stock outstanding as of July 30, 2021, rounded down to the nearest whole share of Common Stock, and (y) the Company has at least $15,000,000 of Repayment Liquidity after giving effect to such payment. The term Repayment Liquidity, as defined in the Term Loan Credit Agreement, means (a) all unrestricted and unencumbered cash and cash equivalents of the Loan Parties, plus (b) the undrawn and available portion of the commitments under that certain Amended and Restated Loan and Security Agreement by and among the Loan Parties and the Revolving Loan Lender (as described below), minus (c) all accounts payable of the Loan Parties that are more than 30 days past due.

The Equity Fee shall no longer be paid once the Company has issued to Lender and/or OC III LVS XII LP Equity Fees in an amount of Common Stock equal to 9.99% multiplied by the total number of shares of Common Stock outstanding as of July 30, 2021, rounded down to the nearest whole share of Common Stock (the “Maximum Equity”).

The issuance of each Equity Fee under the Reimbursement Agreement will be made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act for offers and sales of securities that do not involve a “public offering.”

Cash Fee

The Company shall pay to the Agent, for the account of the Lender (or, so long as the Lender is the sole provider of the Third Amendment Letter of Credit, to OC III LVS XII LP, if the Lender has timely notified the Company in writing of such designation) a cash fee (the “Cash Fee”) which shall be due and payable in cash quarterly beginning on the date that the Maximum Equity has been issued and thereafter on the business day immediately succeeding the last business day of the applicable Measurement Period. The Cash Fee shall be equal to $1,000,000, provided that, in the quarter in which the Maximum Equity is issued, such fee shall be equitably reduced by the value of any Equity Fee issued by the Company that quarter.

The foregoing description of the Reimbursement Agreement does not purport to be complete and is qualified in its entirety by reference to the Reimbursement Agreement to be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2021.

Siena Loan and Security Agreement

As previously reported, on October 8, 2020, the Loan Parties entered into a Loan and Security Agreement (the “Siena Loan Agreement”) with the Revolving Loan Lender. Pursuant to the Siena Loan Agreement, the Revolving Loan Lender provided an asset backed credit facility, in the maximum aggregate principal amount of up to $20.0 million (the “Maximum Revolving Facility Amount”), consisting of revolving loans (the “Revolving Loans”).

In connection with the Amendment, on July 30, 2021, the Loan Parties and the Revolving Loan Lender entered into an Amended and Restated Loan and Security Agreement (the “Amended and Restated Loan and Security Agreement”), which amended and restated the terms and conditions of the Siena Loan Agreement in its entirety.

Pursuant to the Amended and Restated Loan and Security Agreement, the Maximum Revolving Facility Amount was increased to $25.0 million, provided, however, that the outstanding balance of all Revolving Loans may not exceed the lesser of (A) the Maximum Revolving Facility Amount minus the Availability Block and (B) an amount equal to the issued and undrawn portion of the Third Amendment Letter of Credit (as defined above) minus the Availability Block. The term “Availability Block”, as defined in the Amended and Restated Loan and Security Agreement, means 3.0% of the issued and undrawn amount under the Third Amendment Letter of Credit.

Revolving Loans outstanding under the Amended and Restated Loan and Security Agreement bear interest, subject to the provisions of the Amended and Restated Loan and Security Agreement, at an interest rate of 2% per annum in excess of the Base Rate (as defined in the Siena Loan Agreement).

The foregoing description of the Amended and Restated Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Loan and Security Agreement to be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2021.

Section 2 - Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Section 3 - Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: August 5, 2021	By:	/s/ Terence R. Rogers
	Name:	Terence R. Rogers
	Title:	Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Secretary